Exhibit 4.9

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of June 29, 2017

by and among

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Initial JPM Note Holder)

and

BANK OF AMERICA, N.A.

(Initial BANA Note Holder)

and

BARCLAYS BANK PLC

(Initial Barclays Note Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH

(Initial DBNY Note Holder)

and

STARWOOD MORTGAGE FUNDING II LLC

(Starwood Note Holder)

Starwood Capital Group Hotel Portfolio

TABLE OF CONTENTS

i

THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of June 29, 2017 by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPM” and together with its successors and assigns in interest, in its capacity as owner of Notes A-1, A-2, A-9 and A-14 and as the initial owner of Notes A-15 and A-16, the “Initial JPM Note Holder”, and in its capacity as the initial agent, the “Initial Agent”), BANK OF AMERICA, N.A. (“BANA” and together with its successors and assigns in interest, in its capacity as owner of Notes A-3 and A-4, the “Initial BANA Note Holder”), BARCLAYS BANK PLC (“Barclays” and together with its successors and assigns in interest, in its capacity as owner of Notes A-5, A-6 and A-17, the “Initial Barclays Note Holder”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY” and together with its successors and assigns in interest, in its capacity as owner of Notes A-7, A-8, A-10, A-11, A-12 and A-13, the “Initial DBNY Note Holder” and, together with the Initial JPM Note Holder, the Initial BANA Note Holder and the Initial Barclays Note Holder, the “Initial Note Holders”) and STARWOOD MORTGAGE FUNDING II LLC (“SMF II” and together with its successors and assigns in interest, in its capacity as owner of Notes A-15, A-16-1 and A-16-2, the “Starwood Note Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), JPM, BANA, Barclays and DBNY co-originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the entities listed in Exhibit D (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by those certain promissory notes reflected in the table below, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement (collectively, the “Mortgaged Property”);

Note	Initial Note Holder	Date	Principal Balance
A-1	JPMorgan Chase Bank, National Association	May 24, 2017	$40,000,000
A-2	JPMorgan Chase Bank, National Association	May 24, 2017	$60,000,000
A-3	Bank of America, N.A.	May 24, 2017	$72,500,000
A-4	Bank of America, N.A.	May 24, 2017	$59,317,500
A-5	Barclays Bank PLC	May 24, 2017	$50,000,000
A-6	Barclays Bank PLC	May 24, 2017	$50,000,000
A-7	Deutsche Bank AG, New York Branch	May 24, 2017	$40,000,000

A-8	Deutsche Bank AG, New York Branch	May 24, 2017	$20,000,000
A-9	JPMorgan Chase Bank, National Association	May 24, 2017	$20,000,000
A-10	Deutsche Bank AG, New York Branch	May 24, 2017	$20,000,000
A-11	Deutsche Bank AG, New York Branch	May 24, 2017	$15,000,000
A-12	Deutsche Bank AG, New York Branch	May 24, 2017	$15,000,000
A-13	Deutsche Bank AG, New York Branch	May 24, 2017	$21,817,500
A-14	JPMorgan Chase Bank, National Association	May 24, 2017	$11,817,500
A-15	JPMorgan Chase Bank, National Association	May 24, 2017	$25,000,000
A-16	JPMorgan Chase Bank, National Association	May 24, 2017	$25,000,000
A-17	Barclays Bank PLC	May 24, 2017	$31,817,500

WHEREAS, the Initial JPM Note Holder previously sold its interest in Note A-15 and Note A-16 to Starwood Mortgage Capital LLC who transferred such notes to the Starwood Note Holder;

WHEREAS, Note A-16 was previously split into Note A-16-1, with an initial principal balance of $15,000,000 (“Note A-16-1”), and Note A-16-2, with an initial principal balance of $10,000,000 (“Note A-16-2”), and, as of the date hereof, the Starwood Note Holder is the Note A-15 Holder, the Note A-16-1 Holder and the Note A-16-2 Holder;

WHEREAS, the Initial JPM Note Holder, the Initial BANA Note Holder, the Initial Barclays Note Holder, the Initial DBNY Note Holder and the Starwood Note Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold their respective Notes A-1, A-2, A-9 and A-14; Notes A-3 and A-4, Notes A-5, A-6 and A-17; Notes A-7, A-8, A-10, A-11, A-12 and A-13; and Notes A-15, A-16-1 and A-16-2;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.     Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at 383 Madison Avenue, New York, New York 10179, Attention: Thomas Cassino, Esq., and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Aggregate Principal Balance” shall mean the sum of each Note Principal Balance.

“Agreement” shall mean this Agreement between Note Holders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed as provided in the Lead Securitization Servicing Agreement.

“BANA” shall have the meaning assigned to such term in the preamble to this Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Barclays” shall have the meaning assigned to such term in the preamble to this Agreement.

“Certificate Administrator” shall mean the certificate administrator appointed as provided in the Lead Securitization Servicing Agreement.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Companion Distribution Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controls” have meanings correlative thereto.)

“Controlling Class Representative” shall have the meaning assigned to the term “Directing Certificateholder” in the Lead Securitization Servicing Agreement.

“Controlling Note Holder” shall mean the Note A-1 Holder; provided that at any time Note A-1 is included in a Securitization, references to the “Controlling Note Holder” herein shall mean the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder or under the Lead Securitization Agreement, as and to the extent provided in the Lead Securitization Servicing Agreement; provided that if at any time 50% or more (subject to any lesser percentage specified and any other additional restrictions imposed by the Lead Securitization Servicing Agreement) of Note A-1 (or class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, Note A-1 (or the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“DBNY” shall have the meaning assigned to such term in the preamble to this Agreement.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Depositor” shall mean the “depositor” under the Lead Securitization Servicing Agreement.

“Directing Certificateholder” shall mean any “Directing Certificateholder” or similar term as defined in a Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial BANA Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Barclays Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial DBNY Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial JPM Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents;

provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents).

“Interested Person” shall mean the Depositor, any Non-Lead Depositor, the Master Servicer, any Non-Lead Master Servicer, the Special Servicer, any Non-Lead Special Servicer, the Trustee, any Non-Lead Trustee, any Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, any Non-Lead Operating Advisor, the Controlling Note Holder, the Controlling Note Holder Representative, any Non-Controlling Note Holder, any Non-Controlling Note Holder Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“JPM” shall have the meaning assigned to such term in the preamble to this Agreement.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Securitization” shall mean (a) during the period from and after the Securitization Date and prior to the Note A-1 Securitization Date, the Securitization of the first Note or portion thereof, and (b) on and after the Note A-1 Securitization Date, the Note A-1 Securitization.

“Lead Securitization Note” shall mean (a) during the period from and after the Securitization Date and prior to the Note A-1 Securitization Date, the related first Note or portion thereof contributed to a Securitization, and (b) on and after the Note A-1 Securitization Date, Note A-1.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean (i) during the period from and after the Securitization Date and prior to the Note A-1 Securitization Date, the related pooling and servicing agreement for the Securitization of the first Note or portion thereof, (ii) on and after the Note A-1 Securitization Date, the Note A-1 PSA and (iii) on and after the date on which the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement shall be determined in accordance with the second paragraph of Section 2(a).

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” as defined in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Lead Securitization Servicing Agreement; provided that at any time that none of the Notes are included in a Securitization, “Major Decision” shall mean:

(i)           any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the maturity date of the Mortgage Loan;

(iii)         following a default or an event of default with respect to the Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)        any sale of the Mortgage Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price (as defined in the Lead Securitization Servicing Agreement);

(v)          any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Lead Securitization Servicing Agreement) located at a Mortgaged Property or an REO Property;

(vi)        any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii)       any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)         any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x)          any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)         releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)        any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii)       any determination of an Acceptable Insurance Default (as defined in the Lead Securitization Servicing Agreement);

(xiv)       any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances described in paragraph (c) of the definition of “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement); or

(xv)        any approval of a Major Lease (as defined in the Mortgage Loan Documents) to the extent lender’s approval is required by the Mortgage Loan Documents.

“Master Servicer” shall mean the master servicer appointed as provided in the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of May 24, 2017, among the entities listed on Exhibit D, as Mortgage Loan Borrower, and JPM, BANA, Barclays and DBNY, as lenders, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall mean the entities listed on Exhibit D.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Nonrecoverable Servicing Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Non-Controlling Note” means each Note other than Note A-1.

“Non-Controlling Note Holder” means each Note Holder other than the Note A-1 Holder; provided that with respect to each Non-Controlling Note, at any time such Non-Controlling Note is included in a Securitization, references to the “Non-Controlling Note Holder” herein shall mean the related Non-Lead Securitization Subordinate Class Representative or the controlling class representative under the related Non-Lead Securitization Servicing Agreement or any other party assigned the rights under the Non-Lead Securitization Servicing Agreement to exercise the rights of the “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement; provided that with respect to each of Non-Controlling Notes, if at any time 50% or more (subject to any lesser percentage specified and any additional restrictions imposed by the applicable Non-Lead Securitization Servicing Agreement) of any Non-Controlling Note is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no Person shall be entitled to exercise the rights of the related Non-Controlling Note Holder during such time. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party in respect of any Note (including any New Note) exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement and, to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party, for purposes of this Agreement, the applicable Non-Lead Securitization Servicing Agreement shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the applicable Non-Controlling Note Holder, as the applicable Non-Controlling Note Holder for all purposes of this Agreement. As of the date hereof and until further notice from the applicable Non-Lead Securitization Note Holder (or the applicable Non-Lead Master Servicer or another party acting on its behalf), the Initial JPM Note Holder (other than in its capacity as holder of Note A-1), the Initial BANA Note Holder, the Initial Barclays Note Holder and the Initial DBNY Note Holder are each a Non-Controlling Note Holder with respect to the applicable Non-Controlling Notes. Notwithstanding anything to the contrary herein, SMF II is an affiliate of the Borrower and neither it nor any of its affiliates shall have any rights as a Non-Controlling Note Holder hereunder and shall not be permitted to receive any notices, reports, information or other deliverables otherwise required to be delivered to any Non-Controlling Note Holder hereunder.

Prior to Securitization of any Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to any Non-Lead Securitization Note Holder or Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the applicable Non-Controlling Note Holder Representative and, when so delivered to the applicable Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of any Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder or the applicable Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean (a) during the period from and after the Securitization Date and prior to the Note A-1 Securitization Date, any of the Notes other than the first Note or portion thereof contributed to a Securitization and (b) on and after the Note A-1 Securitization Date, any of the Non-Controlling Notes.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of any Non-Lead Securitization Note designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative during such time.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(f).

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the initial holder of Note A-1 or any subsequent holder of Note A-1, as applicable.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the initial holder of Note A-2 or any subsequent holder of Note A-2, as applicable.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the initial holder of Note A-3 or any subsequent holder of Note A-3, as applicable.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A-4 Holder” shall mean the initial holder of Note A-4 or any subsequent holder of Note A-4, as applicable.

“Note A-5” shall have the meaning assigned to such term in the recitals.

“Note A-5 Holder” shall mean the initial holder of Note A-5 or any subsequent holder of Note A-5, as applicable.

“Note A-6” shall have the meaning assigned to such term in the recitals.

“Note A-6 Holder” shall mean the initial holder of Note A-6 or any subsequent holder of Note A-6, as applicable.

“Note A-7” shall have the meaning assigned to such term in the recitals.

“Note A-7 Holder” shall mean the initial holder of Note A-7 or any subsequent holder of Note A-7, as applicable.

“Note A-8” shall have the meaning assigned to such term in the recitals.

“Note A-8 Holder” shall mean the initial holder of Note A-8 or any subsequent holder of Note A-8, as applicable.

“Note A-9” shall have the meaning assigned to such term in the recitals.

“Note A-9 Holder” shall mean the initial holder of Note A-9 or any subsequent holder of Note A-9, as applicable.

“Note A-10” shall have the meaning assigned to such term in the recitals.

“Note A-10 Holder” shall mean the initial holder of Note A-10 or any subsequent holder of Note A-10, as applicable.

“Note A-11” shall have the meaning assigned to such term in the recitals.

“Note A-11 Holder” shall mean the initial holder of Note A-11 or any subsequent holder of Note A-11, as applicable.

“Note A-12” shall have the meaning assigned to such term in the recitals.

“Note A-12 Holder” shall mean the initial holder of Note A-12 or any subsequent holder of Note A-12, as applicable.

“Note A-13” shall have the meaning assigned to such term in the recitals.

“Note A-13 Holder” shall mean the initial holder of Note A-13 or any subsequent holder of Note A-13, as applicable.

“Note A-14” shall have the meaning assigned to such term in the recitals.

“Note A-14 Holder” shall mean the initial holder of Note A-14 or any subsequent holder of Note A-14, as applicable.

“Note A-15” shall have the meaning assigned to such term in the recitals.

“Note A-15 Holder” shall mean the initial holder of Note A-15 or any subsequent holder of Note A-15, as applicable.

“Note A-16-1” shall have the meaning assigned to such term in the recitals.

“Note A-16-1 Holder” shall mean the initial holder of Note A-16-1 or any subsequent holder of Note A-16-1, as applicable.

“Note A-16-2” shall have the meaning assigned to such term in the recitals.

“Note A-16-2 Holder” shall mean the initial holder of Note A-16-2 or any subsequent holder of Note A-16-2, as applicable.

“Note A-17” shall have the meaning assigned to such term in the recitals.

“Note A-17 Holder” shall mean the initial holder of Note A-17 or any subsequent holder of Note A-17, as applicable.

“Note Holders” shall mean collectively, the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder, the Note A-8 Holder, the Note A-9 Holder, the Note A-10 Holder, the Note A-11 Holder, the Note A-12 Holder, the Note A-13 Holder, the Note A-14 Holder, the Note A-15 Holder, the Note A-16-1 Holder, the Note A-16-2 Holder and the Note A-17 Holder, including any holder of a New Note.

“Note Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the applicable Initial Note Principal Balance as set forth on the Mortgage Loan Schedule, less any payment of principal thereon received by the applicable Note Holder

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Register” shall have the meaning assigned to such term in Section 15.

“Notes” shall mean, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16-1, Note A-16-2 and Note A-17, including any New Note.

“Operating Advisor” shall mean the operating advisor appointed as provided in the Lead Securitization Servicing Agreement.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to any Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note.

“Percentage Interest” shall mean, with respect to each Note Holder, a fraction, expressed as a percentage, the numerator of which is the applicable Note Principal Balance and the denominator of which is the Aggregate Principal Balance.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders (together with any affiliated transferee in connection with a transfer to a Securitization or for internal bookkeeping or other corporate purposes), the Starwood Note Holder and any other U.S. Person that is:

(a)           an entity Controlled (as defined herein) by, under common Control with or that Controls any of the Initial Note Holders or the Starwood Note Holder, or

(b)           the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CLO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CLO or other securitization vehicle are rated by one or more Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)           one or more of the following:

(i)           an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan,

pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)          an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)         a Qualified Trustee in connection with (a) any securitization of, (b) the creation of collateralized loan obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)         an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder or the Starwood Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)          an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)          any entity Controlled by any of the entities described in clause (c)(i), (ii), (iv)(B) or (v) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of such Notes.

“Rating Agency Confirmation” shall mean prior to a Securitization with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter and after a Securitization, the meaning given thereto or any analogous term in the Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable, including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1125, as such rules may be amended from time to time, but only to the extent compliance is required as of the applicable date of determination, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(d).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, prior to the date of determination such special servicer was acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage-backed securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which one or more of the Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning given thereto in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement).

“Starwood Entities” shall mean, individually or collectively as the context requires, Starwood Mortgage Funding I LLC; Starwood Mortgage Funding III LLC, Starwood Mortgage Funding V LLC and Starwood Mortgage Funding VI LLC.

“Special Servicer” shall mean the special servicer appointed as provided in the Lead Securitization Servicing Agreement and this Agreement.

“Starwood” shall have the meaning assigned to such term in the preamble to this Agreement.

“Starwood Note Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trustee” shall mean the trustee appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“Whole Loan Custodial Account” shall mean the custodial account or subaccount established for the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement.

Section 2.     Servicing of the Mortgage Loan.

(a)           Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement.

(b)           Each Note Holder acknowledges that the other Note Holders may elect, in their sole discretion, to include their Notes in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, shall provide information to each Servicer under any Non-Lead Securitization Servicing Agreement to enable each such Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(c)           Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor and the appointment of the initial Special Servicer by the Controlling Note Holder as may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Securitization Servicing Agreement).

(d)           In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against the other Note Holders or limit the Servicer in enforcing the rights of one Note Holder against the other Note Holders; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to the other Note Holders.

(e)           At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement.

(f)            The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Servicing Advance, first from funds on deposit in the Collection Account or Companion Distribution Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Servicing Advances, if such funds on deposit in the Collection Account or Companion Distribution Account in each case with respect to the Mortgage Loan are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of any Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for any interest accrued and payable on a Servicing Advance or a Nonrecoverable Servicing Advance at the Reimbursement Rate in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and from general collections of any Non-Lead Securitization as provided below. To the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Servicing Advance or any interest at the Reimbursement Rate accrued and payable on a Servicing Advance or a Nonrecoverable Servicing Advance, the applicable Non-Lead Securitization Note Holder (including, if the applicable Non-Lead Securitization Note has been included in any Non-Lead Securitization, from general collections or any other amounts from any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Servicing Advance or any such interest accrued and payable thereon at the Reimbursement Rate.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for the applicable Non-Lead Securitization Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account (with respect to the Mortgage Loan) or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts. The Non-Lead Securitization Holders agree to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of their pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account (with respect to the Mortgage Loan) or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if the applicable Non-Lead Securitization Note has been included in any Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

The master servicer under any non-lead Securitization (each a “Non-Lead Master Servicer”) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the servicing agreement for the related Securitization (each a “Non-Lead Securitization Servicing Agreement”) and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The applicable Non-Lead Master Servicer and the special servicer and the trustee under any Non-Lead Securitization Servicing Agreement (respectively, a “Non-Lead Special Servicer” and a “Non-Lead Trustee”), as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or any Non-Lead Trustee shall be required to notify the others of the amount of its P&I Advance within two (2) business days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or any Non-Lead Master Servicer, Non-Lead Special Servicer or any Non-Lead Trustee, as applicable (with respect to the related Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or any Non-Lead Master Servicer or any Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by any Non-Lead Master Servicer, any Non-Lead Special Servicer or any Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or any Non-Lead Master Servicer and any Non-Lead Trustee, as the case may be, of the other Securitizations within two (2) business days of making such determination. Each of the Master Servicer, the Trustee, the related Non-Lead Master Servicer and the related Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable first from the Collection Account or Companion Distribution Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of any Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(g)           (x) the Note Holder of the first Note or portion thereof to be contributed to a Securitization (other than the Controlling Note Holder) shall cause the related Pooling and Servicing Agreement to contain provisions to the effect that, when such Pooling and Servicing Agreement becomes a Non-Lead Securitization Servicing Agreement and (y) any other Non-Lead Securitization Note Holder agrees that, if any other Non-Lead Securitization Note is included in a Securitization, the related Non-Lead Securitization Note Holder shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)            the applicable Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses,

(A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)           each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for such Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement;

(iii)          the related Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, the Operating Advisor and the Asset Representations Reviewer (i) promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of the related Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the related Non-Lead Trustee, the related non-lead certificate administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer, the related Non-Lead Operating Advisor, the related non-lead asset representations reviewer and the related party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the related Non-Lead Master Servicer or the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information); and

(iv)          the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)           The Lead Securitization Servicing Agreement shall provide that compensating interest payments as defined therein with respect to each Note will be allocated by the Master Servicer between each Note, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of any Non-Lead Securitization Note to the related Non-Lead Securitization Note Holder.

(i)            The Lead Securitization Servicing agreement shall satisfy Moody’s rating methodology as of the Closing Date of the Lead Securitization related to permitted investments and eligible accounts applicable to securities rated “Aaa” by Moody’s.

(j)            In the event any filing is required to be made by the related Non-Lead Depositor under the Lead Securitization Servicing Agreement in order to comply with the related Non-Lead Depositor’s requirements under the Securities Exchange Act of 1934, as amended, the related Non-Lead Securitization Note Holder (including the related Non-Lead Depositor and related Non-Lead Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(k)           If the first Securitization of a Note is not the Securitization of Note A-1, the Initial JPM Note Holder shall request replacement comfort letters for such first Securitization and otherwise cooperate as reasonably requested by the Note Holder(s) contributing a portion of the Mortgage Loan to such first Securitization in order to satisfy the obligations of each such Note Holder with respect to its required deliveries related to franchise agreements and comfort letters under the Lead Securitization Servicing Agreement and/or any related mortgage loan purchase agreement; provided that (1) if the first Securitization is not the Securitization of Note A-1 and the settlement date of the Securitization of Note A-1 occurs not later than twenty (20) days after the settlement date of the first Securitization, then the Note Holders agree that any and all such replacement comfort letters shall be issued (or assigned, as the case may be) in the name of the trust governing the Securitization of Note A-1; provided, further, that if the settlement date of the Securitization of Note A-1 occurs more than twenty (20) days after the settlement date of the first Securitization, then the Note Holders agree that any and all such replacement comfort letters shall be issued (or assigned, as the case may be) in the name of the trust governing the first Securitization and subsequently issued (or assigned, as the case may be) in the name of the trust governing the Securitization of Note A-1, and (2) the Note Holders agree to pay on a pro rata basis the third-party out-of-pocket costs and expenses of any and all such replacement comfort letters if and to the extent any such costs are not paid or reimbursed by the Mortgage Loan Borrower.

(l)            Each Non-Lead Note Holder, as applicable, shall give each of the parties to the Lead Securitization Servicing Agreement (that will not also be a party to the applicable Non-Lead Securitization Servicing Agreement) notice of the Securitization of the related Note, in writing (which may be by e-mail) prior to or promptly following the related securitization Date, respectively. Such notice shall contain contact information for each of the parties to any Non-Lead Securitization Servicing Agreement. In addition, after the related securitization date, the applicable Note Holder, shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement.

Section 3.     Priority of Payments. Each Note shall be of equal priority, and no portion of any Note shall have priority or preference over any portion of the other Note or security therefor. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Servicing Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances (and interest thereon) made with respect to a Non-Lead Securitization Note, which may only be reimbursed out of payments and collections allocable to the applicable Non-Lead Securitization Note, (ii) any Servicing Fees due to the Master Servicer in excess of any Non-Lead Securitization Note’s pro rata share of that portion of such Servicing Fees calculated at the Servicing Fee Rate applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) to any Servicer (or the Trustee as successor to the Servicer), with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including without limitation, any additional trust fund expenses relating to the Mortgage Loan (but subject to second paragraph of Section 5(d) hereof) and any Special Servicing Fees, Liquidation Fees, Workout Fees, Penalty Charges (to the extent provided in the immediately following paragraph), amounts paid by the Borrower in respect of modification fees or assumption fees and any other additional compensation payable pursuant to the Lead Securitization Servicing Agreement), shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes on a Pro Rata and Pari Passu Basis.

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid shall be allocated to the Notes on a Pro Rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce, on a pro rata basis, the respective amounts payable on each Note by the amount necessary to pay the Master

Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to any Non-Lead Securitization Note, be paid, (x) prior to the securitization of such Note, to the related Non-Lead Securitization Note Holder and (y) following the securitization of such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 4.     Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

Section 5.     Administration of the Mortgage Loan.

(a)           Subject to this Agreement (including but not limited to Section 5(c)) and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and the Non-Lead Securitization Note Holders shall have no voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, the Non-Lead Securitization Note Holders agree that they shall have no right to, and hereby presently and irrevocably assign and convey to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holders have to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to the Non-Lead Securitization Note Holders in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Upon the Mortgage Loan becoming a Defaulted Loan, the Non-Lead Securitization Note Holders hereby acknowledge the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Non-Lead Securitization Notes together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement.

In connection with any such sale, the Special Servicer shall be required to require that all offers be submitted to the Certificate Administrator or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Trustee or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for the Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Lead Securitization Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the Appraiser conducting any such new Appraisal. In determining whether any such offer constitutes a fair price for the Mortgage Loan, the Trustee shall instruct the Appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Lead Securitization Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Holders in connection with making such determination.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Loan without the written consent of the Non-Controlling Note Holders (provided that such consent is not required from any Non-Controlling Note Holder if such Non-Controlling Note Holder is the Mortgage Loan Borrower or an affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Controlling Note Holders: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by any Non-Controlling Note Holder that are material to the sale price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Lead Securitization Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale; provided, that such Non-Controlling Note Holders may waive any of the delivery or timing requirements set forth in this sentence.

Subject to the terms of the Lead Securitization Servicing Agreement, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holders and the Non-Controlling Note Holder Representatives shall be permitted to bid at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

The Non-Lead Securitization Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of Non-Lead Securitization Notes. The Non-Lead Securitization Note Holders further agree that, upon the request of the Lead Securitization Note Holder, the Non-Lead Securitization Note Holders shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell any Non-Lead Securitization Note, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver any Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the applicable Initial Note Holder or the Starwood Note Holder from the trust fund established under the Lead Securitization Servicing Agreement in connection with a material breach of representation or warranty made by the applicable Initial Note Holder or the Starwood Note Holder with respect to Lead Securitization Note or material document defect with respect to the documents delivered by the applicable Initial Note Holder or the Starwood Note Holder with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Note Holders the benefit of any representation or warranty made by the applicable Initial Note Holder or the Starwood Note Holder or any document delivery obligation imposed on the applicable Initial Note Holder or the Starwood Note Holder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by applicable Initial Note Holder or the Starwood Note Holder in connection with the Lead Securitization.

(b)           The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Note Holders as a collective whole. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder without the related Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is the same Person as or an Affiliate of the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to their rights as specifically provided for therein.

(c)           The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Lead Securitization Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Lead Securitization Servicing Agreement.

(d)           Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), within the same time frame it is required to provide to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization

Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) to consult with each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by the related Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Securitization Subordinate Class Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of any Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

In addition to the consultation rights of a Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) provided in the immediately preceding paragraph, each Non-Controlling Note Holder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed; provided that each Non-Controlling Note Holder, at the request of the Master Servicer or the Special Servicer, as applicable, shall execute a confidentiality agreement in form and substance satisfactory to it, the Master Servicer or the Special Servicer, as applicable, and the Lead Securitization Note Holder.

(e)           If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC and the other is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

Section 6.     Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representatives.

(a)           The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Operating Advisor, Asset

Representations Reviewer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator. So long as no Consultation Termination Event (including any such deemed event) is in effect pursuant to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder Representative shall be the Lead Securitization Subordinate Class Representative.

(b)           Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)           Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (each a “Non-Controlling Note Holder Representative”). All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to the Non-Controlling Note Holders and the related Non-Controlling Note Holder Representatives mutatis mutandis. The Non-Controlling Note Holder

Representatives, as of the date of this Agreement and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) is notified otherwise, shall be the Initial JPM Note Holder, the Initial BANA Note Holder, the Initial Barclays Note Holder, the Initial DBNY Note Holder and the Starwood Note Holder.

(d)           The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Lead Securitization Note hereunder and the rights and powers granted to the “Controlling Class Representative” or similar party under, and as defined in, the Lead Securitization Servicing Agreement with respect to the Mortgage Loan. In addition, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement) and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default if so provided for in the Lead Securitization Servicing Agreement) after receipt of the written recommendation and analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default if so provided in the Lead Securitization Servicing Agreement) after delivery to the Controlling Note Holder by the applicable Servicer of written notice of a proposed Major Decision (which notice shall contain a legend, in conspicuous boldface type, substantially similar to the following: “THIS IS A REQUEST FOR ACTION APPROVAL. IF THE CONTROLLING NOTE HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED ACTION WITHIN TEN (10) BUSINESS DAYS, SUCH ACTION MAY BE DEEMED APPROVED”) together with any information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day (or 30 days with respect to an Acceptable Insurance Default if so provided in the Lead Securitization Servicing Agreement) period, such Major Decision shall be deemed to have been approved by the Controlling Note Holder.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special

Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or materially expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Note Holder agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Section 7.     Appointment of Special Servicer. Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holders, the Master Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note

Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid.

If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at any Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. The applicable Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Distribution Account.

Section 8.     Payment Procedure.

(a)           The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account, as applicable, pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower and (ii) remit from the Collection Account or Companion Distribution Account, as applicable, (A) prior to the Securitization Date, within two (2) Business Days of receipt of properly identified funds and (B) on or after the Securitization Date, (A) with respect to the Lead Securitization Note, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Note and (B) with respect to each Non-Lead Securitization Note, (x) prior to securitization of such Non-Lead Securitization Note, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Note and (y) on or after the securitization of such Non-Lead Securitization Note, the business day immediately succeeding the “determination date” set forth in the related Non Lead Securitization Servicing Agreement for such Note (provided, however, no remittance is required to be made until two (2) Business Days after receipt of properly identified and available funds constituting the related Periodic Payment), all payments received and allocable with respect to the Notes (net of amounts payable or reimbursable from such account) by wire transfer to accounts maintained by each Note Holder.

(b)           If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, any Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to the related Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note Holder will promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)           If, for any reason, the Lead Securitization Note Holder makes any payment to any Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to the applicable Non-Lead Securitization Note Holder, the related Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)           Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from any Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.    Limitation on Liability of the Note Holders. Subject to the terms of the Lead Securitization Servicing Agreement governing Servicer liability, each Note Holder shall have no liability to the other Note Holders with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead

Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of the Non-Lead Securitization Note Holders and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

Section 10.     Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any Non-Lead Securitization Note Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to any Non-Lead Securitization Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, the Non-Lead Securitization Note Holders shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.     Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.     No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to the other Note Holders the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to the other Note Holders the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from the other Note Holders a participation interest in any future loans originated by such Note Holders or their Affiliates.

Section 13.     Other Business Activities of the Note Holders. Each Note Holder acknowledges that the other Note Holders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.     Sale of the Notes.

(a)           Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holders shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer (A) to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) or (B) between SMF II and any of the Starwood Entities (such transfer an “Internal Starwood Transfer”) and (y) except with respect to an Internal Starwood Transfer, a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (1) prior to a Securitization, the consent of each non-transferring Note Holder or (2) after a Securitization of any Note Holder’s Note, Rating Agency Confirmation. Notwithstanding the foregoing, except with respect to an Internal Starwood Transfer, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it will pay the expenses of the non-transferring Note Holders (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes together in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency confirmation hereunder and the condition for such Rating Agency confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)           In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)           Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any

Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to the other Note Holders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), the other Note Holders agree to acknowledge receipt of such notice and thereafter agree: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to the other Note Holders hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holders and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holders and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)           Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)           The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)          Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)          The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)           Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.     Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note Holder is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holders. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge and excluding an Internal Starwood Transfer), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holders against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.     Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.     Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)           SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH

OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)           AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.     Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency then rating any securities issued in a Securitization; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iii) related to any amendment to split or resize any Notes in accordance with the terms of Section 31 or (iv) if and to the extent the it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.     Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer, Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.     Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.     Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.     Withholding Taxes.

(a)           If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of any Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish the related Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)           The Non-Lead Securitization Note Holders shall and hereby agree to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to any Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by the Non-Lead Securitization Note Holders to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to Non-Lead Securitization Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) any Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)           Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, the Non-Lead Securitization Note Holders shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note

Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if any Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to any Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.     Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than any Non-Lead Securitization Note) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.     Cooperation in Securitization.

(a)           Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, the Non-Lead Securitization Note Holders shall use reasonable efforts, at Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, the Non-Lead Securitization Note Holders shall not be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, any Non-Lead Securitization

Note Holder or (ii) materially increase the Non-Lead Securitization Note Holders’ obligations or materially decrease the Non-Lead Securitization Note Holders’ rights, remedies or protections. In connection with the Lead Securitization, Non-Lead Securitization Note Holders agree to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning the Non-Lead Securitization Note Holders and any Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate, and the Non-Lead Securitization Note Holders covenant and agree that they shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Note Holder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to the Non-Lead Securitization Note Holders and any Non-Lead Securitization Note in any Securitization document. Any Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, any Non-Lead Securitization Note Holder. The Lead Securitization Note Holder will reasonably cooperate with any Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with any Non-Lead Securitization Note Holders’ preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Securitization Note Holder shall deliver to the Non-Lead Securitization Note Holders drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 27.     Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.     Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.     Certain Matters Affecting the Agent.

(a)           The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)           The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)           The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)           The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)           The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)            The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)           The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.     Termination and Resignation of Agent.

(a)           The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Note Holder. In the event that the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)           The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. JPM, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of

JPM without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 31.     Resizing. Notwithstanding any other provision of this Agreement, for so long as a Note Holder or an affiliate of a Note Holder (an “Original Entity”) is the owner of any Non-Lead Securitization Note (the “Owned Note”), and such Owned Note is not in a Securitization, such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Original Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing (which may be by email) of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Servicing Standard. If the Lead Securitization Note Holder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Note Holders and the Starwood Note Holder have caused this Agreement to be duly executed as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Initial JPM Note Holder

By:	/s/ Simon B. Burce
Name: Simon B. Burce
Title: Vice President

BANK OF AMERICA, N.A., as Initial BANA Note Holder

By:	/s/ STEVEN WASSEr
Name: STEVEN WASSEr
Title: MANAGING DIRECTOR

BARCLAYS BANK PLC, as Initial Barclays Note Holder

By:	/s/ Michael Birajiclian
Name: Michael Birajiclian
Title: Authorized Signatory

(Co-Lender Agreement – Starwood Capital Group Hotel Portfolio)

DEUTSCHE BANK AG, NEW YORK BRANCH, as Initial DBNY Note Holder

By:	/s/ STEPHEN MASSEY
Name: STEPHEN MASSEY
Title: DIRECTOR

By:	/s/ PETER CASTRO
Name: PETER CASTRO
Title: Director

STARWOOD MORTGAGE FUNDING II LLC, as Starwood Note Holder

By:	/s/ Jerry Hirschkorn
Name: Jerry Hirschkorn
Title: Vice President

(Co-Lender Agreement – Starwood Capital Group Hotel Portfolio)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	The entities listed on Exhibit D hereto.
Date of Mortgage Loan:	May 24, 2017
Date of Notes:	May 24, 2017
Original Principal Amount of Mortgage Loan:	$577,270,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$577,270,000,000
Initial Note A-1 Principal Balance:	$40,000,000
Initial Note A-2 Principal Balance:	$60,000,000
Initial Note A-3 Principal Balance:	$72,500,000
Initial Note A-4 Principal Balance:	$59,317,500
Initial Note A-5 Principal Balance:	$50,000,000
Initial Note A-6 Principal Balance:	$50,000,000
Initial Note A-7 Principal Balance:	$40,000,000
Initial Note A-8 Principal Balance:	$20,000,000
Initial Note A-9 Principal Balance:	$20,000,000
Initial Note A-10 Principal Balance:	$20,000,000
Initial Note A-11 Principal Balance:	$15,000,000
Initial Note A-12 Principal Balance:	$15,000,000
Initial Note A-13 Principal Balance:	$21,817,500
Initial Note A-14 Principal Balance:	$11,817,500

A-1

Initial Note A-15 Principal Balance:	$25,000,000
Initial Note A-16-1[1] Principal Balance:	$15,000,000
Initial Note A-16-2[1] Principal Balance:	$10,000,000
Initial Note A-17 Principal Balance:	$31,817,500
Location of Mortgaged Property:	As listed on Exhibit E hereto.
Initial Maturity Date:	June 1, 2027

1 Notes A-16-1 and A-16-2 were originally issued as Note A-16, with an initial principal balance of $25,000,000.

A-2

EXHIBIT B

1.       Initial JPM Note Holder:

(Prior to Securitization of Notes A-1, A-2, A-9 and A-14):

JPMorgan Chase Bank, National Association

Notice Address:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Thomas Cassino, Esq.
Facsimile No.: (212) 272-7047

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, NC 28202

Attention: David Burkholder
Facsimile No.: (704) 348-5200

B-1

(Following Securitization of Note A-1):

(i)   Depositor:

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and
cmbs.requests@db.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Anna H. Glick

(ii)   Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax Number: (888) 706-3565

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes

(iii) Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax Number: (888) 706-3565

with a copy to:

B-2

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes

(iv) Trustee:

Wells Fargo Bank, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services — DBJPM 2017-C6

with copies to:

ct.cmbs.bond.admin@wellsfargo.com; and
trustadministrationgroup@wellsfargo.com.

(v)  Certificate Administrator:

Wells Fargo Bank, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services — DBJPM 2017-C6

with copies to:

ct.cmbs.bond.admin@wellsfargo.com; and
trustadministrationgroup@wellsfargo.com.

(vi) Operating Advisor:

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: DBJPM 2017-C6 Transaction Manager

With a copy sent via email to: notices@pentalphasurveillance.com with the deal name on the subject line

B-3

(vii) Asset Representations Advisor:

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: DBJPM 2017-C6 Transaction Manager

With a copy sent via email to: notices@pentalphasurveillance.com with the deal name on the subject line

B-4

2.       Initial BANA Note Holder:

Bank of America, N.A.

Notice Address:
Bank of America, N.A.
NC1-027-15-01

214 North Tryon Street

Charlotte, North Carolina 28255

Attention: Steven L. Wasser

Email: steve.l.wasser@baml.com

with a copy to:

Bank of America Corporation

NC1-027-18-05

214 North Tryon Street

Charlotte, North Carolina 28255

Attention: W. Todd Stillerman, Esq.

Email: william.stillerman@bankofamerica.com

3.       Initial Barclays Note Holder:
Barclays Bank PLC

Notice Address:

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10020
Attention: Michael S. Birajiclian

4.       Initial DBNY Note Holder:
Deutsche Bank AG, New York Branch

Notice Address:

Deutsche Bank, AG, New York Branch
60 Wall Street
New York, New York 10005
Attention: Robert Pettinato
Telecopier: (212) 797-4488
E-Mail: Robert.pettinato@db.com

with a copy to:

B-5

Deutsche Bank AG, New York Branch
60 Wall Street
New York, New York 10005
Attention: General Counsel

5.       Starwood Note Holder:
Starwood Mortgage Funding II LLC

Notice Address:

Starwood Mortgage Funding II LLC
1601 Washington Ave., Suite 800
Miami Beach, Florida 33139
Attention: Leslie K. Fairbanks, Executive Vice President
Facsimile: (305) 695-5449
Email: lfairbanks@Starwood.com

with a copy to:

Starwood Property Trust, Inc.

1601 Washington Ave., Suite 800
Miami Beach, Florida 33139
Attention: Vincent P. Kallaher
Senior Vice President
Facsimile: (305) 695-5449
Email: vkallaher@starwood.com

with a copy to:

Starwood Property Trust, Inc.

1601 Washington Ave., Suite 800

Miami Beach, Florida 33139

Attention: General Counsel

Facsimile: (305) 695-5449

Email: asossen@starwood.com

B-6

EXHIBIT C

PERMITTED FUND MANAGERS

1.         Angelo Gordon

2.         Annaly Capital Management

3.         Apollo Global Management

4.         Ares Management, L.P.

5.         Athene Asset Management, L.P.

6.         Axonic Capital LLC

7.         BlackRock, Inc.

8.         The Blackstone Group LP

9.         Brookfield Asset Management Inc.

10.       Clarion Partners

11.       Colony Northstar, Inc.

12.       Fortress Investment Group LLC

13.       Garrison Investment Group

14.       Goldman, Sachs & Co.

15.       H/2 Capital Partners

16.       iStar Financial Inc.

17.       JPMorgan Asset Management

18.       KKR Real Estate Finance Holdings L.P. / Kohlberg Kravis Roberts & Co. L.P.

19.       LoanCore Capital LLC

20.       Lone Star Funds

21.       Loomis Sayles & Company LP

22.       Metropolitan Life Insurance Company / MetLife Real Estate Investments

23.       Oaktree Capital Group LLC

24.       Och – Ziff Capital Management Group LLC

25.       One William Street Capital Management, L.P.

26.       Oxford Properties Group

27.       Praedium Group

28.       Principal Life Insurance Company

29.       Prudential Real Estate Investors / Prudential Investment Management

30.       Rialto Capital Advisors, LLC

31.       Rialto Capital Management, LLC

32.       Rockwood Capital

33.       Shelter Growth Capital Partners LLC

34.       Starwood Capital Group/Starwood Property Trust

35.       Square Mile Capital Management LLC

36.       Torchlight Investors

37.       Walton Street Capital, LLC

38.       Waterfall Asset Management LLC

39.       Westbrook Partners

40.       Western Asset Management Company

41.       WestRiver Capital

C-1

EXHIBIT D

BORROWERS

PROP CO BORROWERS

Name	EIN	State	Entity Type	Principal Place of Business
LL FOLSOM, L.P.	26-0404658	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL HILLSBORO, L.P.	26-0404611	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL MILPITAS, L.P.	26-0405360	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL PLEASANTON, L.P.	26-0404524	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL CAMPBELL, L.P.	26-0404708	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL SOUTH SAN FRANCISCO, L.P.	26-0404323	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL ROSEVILLE, L.P.	26-0404439	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL BELLEVUE, L.P.	26-0404756	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL SUNNYVALE, L.P.	26-0404369	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL SACRAMENTO, L.P.	26-0404401	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
LL RENTON, L.P.	26-0404480	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL BLOOMINGTON, L.P.	45-3974684	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL KOKOMO, L.P.	45-3942939	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL OAKDALE, L.P.	45-3942780	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL ANN ARBOR, L.P.	45-3943088	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL SOUTH BEND, L.P.	45-3943133	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL PEORIA, L.P.	45-3957708	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL MAUMEE, L.P.	45-3959341	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL WARRENVILLE, L.P.	45-3957783	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL SOUTH FRANKLIN, L.P.	45-3974674	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830

D-1

Name	EIN	State	Entity Type	Principal Place of Business
FH-HOTEL NORMAL, L.P.	45-3943016	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
FH-GRANDVILLE, L.P.	36-4720192	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
TXHP BUDA 1, L.L.C.	45-5466601	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP PARIS 2, L.L.C.	37-1695074	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP HUMBLE, L.L.C.	38-3878077	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP BUDA 2, L.L.C.	45-5486058	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP DECATUR, L.L.C.	36-4735511	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP SWEETWATER, L.L.C.	37-1695167	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP WACO 1, L.L.C.	45-5516932	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP LONGVIEW 1, L.L.C.	80-0826379	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP ALTUS, L.L.C.	45-5446196	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP ARLINGTON, L.L.C.	45-5455610	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP HUNTSVILLE, L.L.C.	80-0825803	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TYLER 1, L.L.C.	90-0859325	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TEXARKANA 2, L.L.C.	80-0826330	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP PARIS 1, L.L.C.	80-0825500	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TERRELL, L.L.C.	90-0858234	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TEXARKANA 1, L.L.C.	80-0825892	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP WEATHERFORD, L.L.C.	45-5491378	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TYLER 2, L.L.C.	45-5511669	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP WICHITA FALLS, L.L.C.	37-1695423	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP LUFKIN 1, L.L.C.	80-0826241	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
HOTEL FISHERS, L.P.	45-5290958	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830

D-2

HOTEL LOUISVILLE, L.P.	46-0579223	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
HOTEL STOW, L.P.	45-5494351	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
HOTEL MOREHEAD CITY, L.P.	46-5235231	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
IM CHICO 1, L.P.	46-4095383	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-VALLEY SCHOOL ROAD, L.L.C.	45-3462767	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-STETLER AVENUE, L.L.C.	45-3462858	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-7 HAMPTON COURT, L.L.C.	45-3462619	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-RARITAN CENTER PKWY, L.L.C.	45-3302234	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-LAURA BLVD., L.L.C.	45-3302150	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-BALTIMORE AVENUE, L.L.C.	45-3462974	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-RICHMOND ROAD, L.L.C.	45-3362705	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-RICHMOND ROAD 2, L.L.C.	45-3362731	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
MIDWEST HERITAGE INN OF RACINE, L.P.	45-0419894	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
MIDWEST HERITAGE INN OF SHAWNEE, L.P.	45-0440048	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
MIDWEST HERITAGE INN OF CHEYENNE, L.P.	45-0432625	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
F.I. MANAGEMENT OF MANKATO, L.P.	20-2192349	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
R.I. HERITAGE INN OF PEORIA AZ, L.P.	91-1761825	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
H.S. HERITAGE INN OF GRAND RAPIDS, L.P.	45-0442848	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
H.S. HERITAGE INN OF TOLEDO, L.P.	44-0443910	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
HERITAGE INN NUMBER LII. LIMITED PARTNERSHIP	45-0446440	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830
HERITAGE INN NUMBER XL. LIMITED PARTNERSHIP	45-0445988	DE	Limited Partnership	591 Putnam Avenue Greenwich, CT 06830

D-3

OP CO BORROWERS

Name	EIN	State	Entity Type	Principal Place of Business
LL FOLSOM OPCO, L.L.C.	47-3244299	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL HILLSBORO OPCO, L.L.C.	47-3275476	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL MILPITAS OPCO, L.L.C.	47-3237899	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL PLEASANTON OPCO, L.L.C.	47-3307033	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL CAMPBELL OPCO, L.L.C.	47-3321675	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL SOUTH SAN FRANCISCO OPCO, L.L.C.	47-3247706	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL ROSEVILLE OPCO, L.L.C.	47-3322667	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL BELLEVUE OPCO, L.L.C.	47-3322725	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL SUNNYVALE OPCO, L.L.C.	47-3331282	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL SACRAMENTO OPCO, L.L.C.	47-3289956	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
LL RENTON OPCO, L.L.C.	47-3322582	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL BLOOMINGTON OPCO, L.L.C.	47-3247706	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL KOKOMO OPCO, L.L.C.	47-3254666	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL OAKDALE OPCO, L.L.C.	47-3275561	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL ANN ARBOR OPCO, L.L.C.	47-3290031	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL SOUTH BEND OPCO, L.L.C.	47-3321855	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL PEORIA OPCO, L.L.C.	47-3322801	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL MAUMEE OPCO, L.L.C.	47-3323306	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL WARRENVILLE OPCO, L.L.C.	47-3324061	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL SOUTH FRANKLIN OPCO, L.L.C.	47-3324130	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL NORMAL OPCO, L.L.C.	47-3331460	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
FH-HOTEL GRANDVILLE OPCO, L.L.C.	47-3307108	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830

D-4

Name	EIN	State	Entity Type	Principal Place of Business
TXHP BUDA 1 OPCO, L.L.C.	47-3275261	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP PARIS 2 OPCO, L.L.C.	47-3314347	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP HUMBLE OPCO, L.L.C.	47-3290830	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP BUDA 2 OPCO, L.L.C.	47-3289695	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP DECATUR OPCO, L.L.C.	47-3291747	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP SWEETWATER OPCO, L.L.C.	47-3291971	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP WACO 1 OPCO, L.L.C.	47-3307490	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP LONGVIEW 1 OPCO, L.L.C.	47-3314567	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP ALTUS OPCO, L.L.C.	47-3244800	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP ARLINGTON OPCO, L.L.C.	47-3249684	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP HUNTSVILLE OPCO, L.L.C.	47-3291871	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TYLER 1 OPCO, L.L.C.	47-3292154	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TEXARKANA 2 OPCO, L.L.C.	47-3307785	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP PARIS 1 OPCO, L.L.C.	47-3307875	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TERRELL OPCO, L.L.C.	47-3314466	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TEXARKANA 1 OPCO, L.L.C.	47-3292094	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP WEATHERFORD OPCO, L.L.C.	47-3291687	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP TYLER 2 OPCO, L.L.C.	47-3306900	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP WICHITA FALLS OPCO, L.L.C.	47-3307568	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
TXHP LUFKIN 1 OPCO, L.L.C.	47-3321119	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
HOTEL FISHERS OPCO, L.L.C.	47-3236819	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
HOTEL LOUISVILLE OPCO, L.L.C.	47-3234309	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
HOTEL STOW OPCO, L.L.C.	473236256	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830

D-5

Name	EIN	State	Entity Type	Principal Place of Business
HOTEL MOREHEAD CITY OPCO, L.L.C.	473465230	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
IM CHICO 1 OPCO, L.L.C.	47-3314978	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-VALLEY SCHOOL ROAD OPCO, L.L.C.	47-3279274	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-STETLER AVENUE OPCO, L.L.C.	47-3279705	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-7 HAMPTON COURT OPCO, L.L.C.	47-3290353	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-RARITAN CENTER PKWY OPCO, L.L.C.	47-3275193	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-LAURA BLVD. OPCO, L.L.C.	47-3331140	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-BALTIMORE AVENUE OPCO, L.L.C.	47-3306711	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-RICHMOND ROAD OPCO, L.L.C.	47-3290444	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
VIII-HII-RICHMOND ROAD 2 OPCO, L.L.C.	47-3320944	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
MIDWEST HERITAGE INN OF RACINE OPCO, L.L.C.	47-2196526	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
MIDWEST HERITAGE INN OF SHAWNEE OPCO, L.L.C.	47-2197069	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
MIDWEST HERITAGE INN OF CHEYENNE OPCO, L.L.C.	47-2185380	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
F.I. MANAGEMENT OF MANKATO OPCO, L.L.C.	47-2172611	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
R.I. HERITAGE INN OF PEORIA AZ OPCO, L.L.C.	47-2197798	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
H.S. HERITAGE INN OF GRAND RAPIDS OPCO, L.L.C.	47-2173411	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
H.S. HERITAGE INN OF TOLEDO OPCO, L.L.C.	47-2173531	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
HERITAGE INN NUMBER LII. OPCO, L.L.C.	47-2183380	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830
HERITAGE INN NUMBER XL. OPCO, L.L.C.	47-2184252	DE	Limited Liability Company	591 Putnam Avenue Greenwich, CT 06830

D-6

EXHIBIT E

Properties

Individual Property	Prop Co	Op Co
Larkspur Landing Folsom 121 Iron Point Road Folsom, CA 95630	LL FOLSOM, L.P.	LL FOLSOM OPCO, L.L.C.
Larkspur Landing Hillsboro 3133 NE Shute Road Hillsboro, OR 97124	LL HILLSBORO, L.P.	LL HILLSBORO OPCO, L.L.C.
Larkspur Landing Milpitas 40 Ranch Drive Milpitas, CA 95035	LL MILPITAS, L.P.	LL MILPITAS OPCO, L.L.C.
Larkspur Landing Pleasanton 5535 Johnson Drive Pleasanton, CA 94588	LL PLEASANTON, L.P.	LL PLEASANTON OPCO, L.L.C.
Larkspur Landing Campbell 550 W Hamilton Avenue Campbell, CA 95008	LL CAMPBELL, L.P.	LL CAMPBELL OPCO, L.L.C.
Larkspur Landing San Francisco 670 and 690 Gateway Blvd South San Francisco, CA 94080	LL SOUTH SAN FRANCISCO, L.P.	LL SOUTH SAN FRANCISCO OPCO, L.L.C.
Larkspur Landing Roseville 1931 Taylor Road Roseville, CA 95661	LL ROSEVILLE, L.P.	LL ROSEVILLE OPCO, L.L.C.
Larkspur Landing Bellevue 15805 SE 37th Street Bellevue, WA 98006	LL BELLEVUE, L.P.	LL BELLEVUE OPCO, L.L.C.
Larkspur Landing Sunnyvale 748 N Mathilda Avenue Sunnyvale, CA 94085	LL SUNNYVALE, L.P.	LL SUNNYVALE OPCO, L.L.C.
Larkspur Landing Sacramento 555 Howe Avenue Sacramento, CA 95825	LL SACRAMENTO, L.P.	LL SACRAMENTO OPCO, L.L.C.
Larkspur Landing Renton 1701 E Valley Road Renton, WA 98055	LL RENTON, L.P.	LL RENTON OPCO, L.L.C.
Fairfield Inn Bloomington 120 S Fairfield Drive Bloomington, IN 47404	FH-HOTEL BLOOMINGTON, L.P.	FH-HOTEL BLOOMINGTON OPCO, L.L.C.
Hampton Inn & Suites Kokomo 2920 S Reed Road Kokomo, IN 46902	FH-HOTEL KOKOMO, L.P.	FH-HOTEL KOKOMO OPCO, L.L.C.
Hilton Garden Inn St. Paul Oakdale 420 Inwood Avenue N Oakdale, MN 55128	FH-HOTEL OAKDALE, L.P.	FH-HOTEL OAKDALE OPCO, L.L.C.
Hampton Inn Ann Arbor North 2300 Green Road Ann Arbor, MI 48105	FH-HOTEL ANN ARBOR, L.P.	FH-HOTEL ANN ARBOR OPCO, L.L.C.
Hampton Inn & Suites South Bend 52709 US Business 31 North South Bend, IN 46637	FH-HOTEL SOUTH BEND, L.P.	FH-HOTEL SOUTH BEND OPCO, L.L.C.

E-1

Individual Property	Prop Co	Op Co
Springhill Suites Peoria Westlake 2701 W Lake Avenue Peoria, IL 61615	FH-HOTEL PEORIA, L.P.	FH-HOTEL PEORIA OPCO, L.L.C.
Residence Inn Toledo Maumee 1370 Arrowhead Drive Maumee, OH 43537	FH-HOTEL MAUMEE, L.P.	FH-HOTEL MAUMEE OPCO, L.L.C.
Springhill Suites Chicago Naperville Warrenville 4305 Weaver Pkwy Warrenville, IL 60555	FH-HOTEL WARRENVILLE, L.P.	FH-HOTEL WARRENVILLE OPCO, L.L.C.
Towneplace Suites Bloomington 105 S Franklin Road Bloomington, IN 47404	FH-HOTEL SOUTH FRANKLIN, L.P.	FH-HOTEL SOUTH FRANKLIN OPCO, L.L.C.
Hampton Inn & Suites Bloomington Normal 320 Towanda Avenue Normal, IL 61761	FH-HOTEL NORMAL, L.P.	FH-HOTEL NORMAL OPCO, L.L.C.
Residence Inn Grand Rapids West 3451 Rivertown Point Court SW Grandville, MI 49418	FH-GRANDVILLE, L.P.	FH-HOTEL GRANDVILLE OPCO, L.L.C.
Holiday Inn Express & Suites Altus 2812 E. Broadway, Altus Oklahoma 73521	TXHP ALTUS, L.L.C.	TXHP ALTUS OPCO, L.L.C.
Holiday Inn Arlington Northeast Rangers Ballpark 1311 Wet N Wild Way Arlington, TX 76011	TXHP ARLINGTON, L.L.C.	TXHP ARLINGTON OPCO, L.L.C.
Comfort Suites Buda Austin South 15295 S IH 35 Frontage Road Buda, TX 78610	TXHP BUDA 1, L.L.C.	TXHP BUDA 1 OPCO, L.L.C.
Hampton Inn & Suites Buda 1201 Cabelas Drive Buda, TX 78610	TXHP BUDA 2, L.L.C.	TXHP BUDA 2 OPCO, L.L.C.
Holiday Inn Express & Suites Terrell 300 Tanger Drive Terrell, TX 75160	TXHP TERRELL, L.L.C.	TXHP TERRELL OPCO, L.L.C.
Country Inn & Suites Houston Intercontinental Airport East 20611 Highway 59 Humble, TX 77338	TXHP HUMBLE, L.L.C.	TXHP HUMBLE OPCO, L.L.C.
Fairfield Inn & Suites Weatherford 175 Alford Drive Weatherford, TX 76086	TXHP WEATHERFORD, L.L.C.	TXHP WEATHERFORD OPCO, L.L.C.
Courtyard Lufkin 2130 S 1st Street Lufkin, TX 75901	TXHP LUFKIN 1, L.L.C.	TXHP LUFKIN 1 OPCO, L.L.C.
Hampton Inn & Suites Decatur 110 South US Highway 287 Decatur, TX 76234	TXHP DECATUR, L.L.C.	TXHP DECATUR OPCO, L.L.C.

E-2

Individual Property	Prop Co	Op Co
Holiday Inn Express & Suites Huntsville 148 I-45 Huntsville, TX 77340	TXHP HUNTSVILLE, L.L.C.	TXHP HUNTSVILLE OPCO, L.L.C.
Hampton Inn Sweetwater 302 SE Georgia Avenue Sweetwater, TX 79556	TXHP SWEETWATER, L.L.C.	TXHP SWEETWATER OPCO, L.L.C.
Hampton Inn & Suites Longview North 3044 North Eastman Road Longview, TX 75605	TXHP LONGVIEW 1, L.L.C.	TXHP LONGVIEW 1 OPCO, L.L.C.
Candlewood Suites Texarkana 2901 S Cowhorn Creek Loop Texarkana, TX 75503	TXHP TEXARKANA 1, L.L.C.	TXHP TEXARKANA 1 OPCO, L.L.C.
Holiday Inn Express & Suites Tyler South 2421 E SE Loop 323 Tyler, TX 75701	TXHP TYLER 1, L.L.C.	TXHP TYLER 1 OPCO, L.L.C.
Courtyard Tyler 7424 S Broadway Avenue Tyler, TX 75703	TXHP TYLER 2, L.L.C.	TXHP TYLER 2 OPCO, L.L.C.
Holiday Inn Express & Suites Paris 3025 NE Loop 286 Paris, TX 75460	TXHP PARIS 1, L.L.C.	TXHP PARIS 1 OPCO, L.L.C.
Hampton Inn & Suites Waco South Central Texas Market Place 2501 Marketplace Drive Waco, TX 76711	TXHP WACO 1, L.L.C.	TXHP WACO 1 OPCO, L.L.C.
Courtyard Wichita Falls 3800 Tarry Street Wichita Falls, TX 76308	TXHP WICHITA FALLS, L.L.C.	TXHP WICHITA FALLS OPCO, L.L.C.
Holiday Inn Express & Suites Texarkana 5210 Crossroads Pkwy Texarkana, AR 71854	TXHP TEXARKANA 2, L.L.C.	TXHP TEXARKANA 2 OPCO, L.L.C.
Comfort Inn & Suites Paris 3035 NE Loop 286 Paris, TX 75460	TXHP PARIS 2, L.L.C.	TXHP PARIS 2 OPCO, L.L.C.
Holiday Inn Express Fishers 9791 N by NE Blvd Fishers, IN 46037	HOTEL FISHERS, L.P.	HOTEL FISHERS OPCO, L.L.C.
Holiday Inn Louisville Airport Fair Expo 447 Farmington Avenue Louisville, KY 40209	HOTEL LOUISVILLE, L.P.	HOTEL LOUISVILLE OPCO, L.L.C.
Courtyard Akron Stow 4047 Bridgewater Pkwy Stow, OH 44224	HOTEL STOW, L.P.	HOTEL STOW OPCO, L.L.C.
Hampton Inn Morehead City 4035 Arendell Street Morehead City, NC 28557	HOTEL MOREHEAD CITY, L.P.	HOTEL MOREHEAD CITY OPCO, L.L.C.
Courtyard Chico 2481 Carmichael Drive Chico, CA 95928	IM CHICO 1, L.P.	IM CHICO 1 OPCO, L.L.C.

E-3

Individual Property	Prop Co	Op Co
Residence Inn Chico 2485 Carmichael Drive Chico, CA 95928	IM CHICO 1, L.P.	IM CHICO 1 OPCO, L.L.C.
Hampton Inn Danville 97 Old Valley School Road Danville, PA 17821	VIII-HII-VALLEY SCHOOL ROAD, L.L.C.	VIII-HII-VALLEY SCHOOL ROAD OPCO, L.L.C.
Hampton Inn Selinsgrove 3 Stetler Avenue Shamokin Dam, PA 17876	VIII-HII-STETLER AVENUE, L.L.C.	VIII-HII-STETLER AVENUE OPCO, L.L.C.
Hampton Inn Carlisle 1164 Harrisburg Pike Carlisle, PA 17013	VIII-HII-7 HAMPTON COURT, L.L.C.	VIII-HII-7 HAMPTON COURT OPCO, L.L.C.
Hilton Garden Inn Edison Raritan Center 50 Raritan Center Pkwy Edison, NJ 08837	VIII-HII-RARITAN CENTER PKWY, L.L.C.	VIII-HII-RARITAN CENTER PKWY OPCO, L.L.C.
Holiday Inn Norwich 10 Laura Blvd Norwich, CT 06360	VIII-HII-LAURA BLVD., L.L.C.	VIII-HII-LAURA BLVD. OPCO, L.L.C.
Fairfield Inn Laurel 13700 Baltimore Avenue Laurel, MD 20707	VIII-HII-BALTIMORE AVENUE, L.L.C.	VIII-HII-BALTIMORE AVENUE OPCO, L.L.C.
Residence Inn Williamsburg 1648 Richmond Road Williamsburg, VA 23185	VIII-HII-RICHMOND ROAD, L.L.C.	VIII-HII-RICHMOND ROAD OPCO, L.L.C.
Springhill Suites Williamsburg 1644 Richmond Road Williamsburg, VA 23185	VIII-HII-RICHMOND ROAD 2, L.L.C.	VIII-HII-RICHMOND ROAD 2 OPCO, L.L.C.
Racine Fairfield Inn 6421 Washington Avenue Racine, WI 53406	MIDWEST HERITAGE INN OF RACINE, L.P.	MIDWEST HERITAGE INN OF RACINE OPCO, L.L.C.
Shawnee Hampton Inn 4851 North Kickapoo Street Shawnee, OK 74801	MIDWEST HERITAGE INN OF SHAWNEE, L.P.	MIDWEST HERITAGE INN OF SHAWNEE OPCO, L.L.C.
Cheyenne Fairfield Inn and Suites 1415 Stillwater Avenue Cheyenne, WY 82009	MIDWEST HERITAGE INN OF CHEYENNE, L.P.	MIDWEST HERITAGE INN OF CHEYENNE OPCO, L.L.C.
Mankato Fairfield Inn 141 Apache Place Mankato, MN 56001	F.I. MANAGEMENT OF MANKATO, L.P.	F.I. MANAGEMENT OF MANKATO OPCO, L.L.C.
Peoria, AZ Residence Inn 8435 W Paradise Lane Peoria, AZ 85382	R.I. HERITAGE INN OF PEORIA AZ, L.P.	R.I. HERITAGE INN OF PEORIA AZ OPCO, L.L.C.
Grand Rapids Homewood Suites 3920 Stahl Drive Grand Rapids, MI	H.S. HERITAGE INN OF GRAND RAPIDS, L.P.	H.S. HERITAGE INN OF GRAND RAPIDS OPCO, L.L.C.
Toledo Homewood Suites 1410 Arrowhead Road Maumee, OH 43537	H.S. HERITAGE INN OF TOLEDO, L.P.	H.S. HERITAGE INN OF TOLEDO OPCO, L.L.C.
Waco Residence Inn 501 S University Parks Drive Waco, TX 76706	HERITAGE INN NUMBER LII. LIMITED PARTNERSHIP	HERITAGE INN NUMBER LII. OPCO, L.L.C.
Westchase Homewood Suites 2424 Rogerdale Road Houston, TX 77042	HERITAGE INN NUMBER XL. LIMITED PARTNERSHIP	HERITAGE INN NUMBER XL. OPCO, L.L.C.

E-4